Exhibit 10.1


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This amendment to Employment Agreement (the "Amendment") is made as of the first day of January, 1997 by and among VITALCOM INC., a Delaware corporation ("VitalCom") and David L. Schlotterbeck (the "Executive").

                                   WITNESSETH

     WHEREAS, on or about August 29, 1995 VitalCom entered into an employment agreement with Executive (the "Employment Agreement"), as modified on or about January 5, 1996, pursuant to which the services of Executive had been retained by VitalCom;

     WHEREAS, the Executive has terminated his employment with VitalCom effective January 1, 1997 and VitalCom and Executive wish to modify certain sections of the Employment Agreement;

     NOW, THEREFORE, on the basis of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Section 3(a) Compensation. Salary. Salary shall be changed from $220,000.00 per annum, to $198,000.00 per annum.

2. Section 6(f) Termination and Default. Payments, sentence number three, shall be changed from: "In the event the Executive accepts other employment or engages in his own business prior to the last date of the Severance Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) the amounts paid to the Executive in respect of such other employment or business activity."

to:
"In the event the Executive accepts other employment or engages in his own business prior to the last date of the Severance Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) the amounts paid to the Executive in respect of such other employment or business activity; however, any consulting performed for VitalCom pursuant to the Consulting Agreement between VitalCom and Executive dated January 1, 1997 shall not be set off from amounts due the Executive under this Section 6(f)."

3. Except as expressly set forth herein and the Amendment dated January 5, 1996, the Employment Agreement will remain in full force and effect as originally executed.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the first day and year first above written.




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
                                /s/ David L. Schlotterbeck
                                --------------------------
                                David L. Schlotterbeck "Executive"


                                VITALCOM INC.


                                /s/ Donald W. Judson
                                --------------------
                                Donald W. Judson
                                Its: President & CEO, Chairman of the Board





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
                              EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT, dated as of this 29th day of August, 1995, between PACIFIC COMMUNICATIONS, INC., a California corporation (the "Company"), and David L. Schlotterbeck (the "Executive").

                                    RECITALS:

     WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the employment of the Executive by the Company;


WHEREAS, the Company desires to employ the Executive and the Executive has indicated Executive's willingness to provide services, on the terms and conditions set forth herein;


NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree AS follows:


     SECTION 1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President and Chief Executive Officer of the Company and, in such capacity, shall report directly to the Chairman of the Company (the "Chairman") and shall have such duties as are typically performed by a President and Chief Executive Officer of the Company in the areas of managing the Company's operations including sales, marketing, finance, engineering, R&D, quality, regulatory, and manufacturing functions on a daily basis, together with such additional duties, commensurate with the Executive's position as President and Chief Executive Officer the of the Company, as may be assigned to the Executive from time to time by the Chairman of the Company. The principal location of the Executive's employment shall be at the Company's principal executive office located in Orange County, California, although the Executive understands and agrees that Executive may be required to travel from time to time for business reasons.



     SECTION 2. TERM. Subject to the provisions and conditions of this Agreement (including Section 6), the Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the third anniversary of the date hereof (the "Employment Term")

     SECTION 3. COMPENSATION.

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
     (a) SALARY. As compensation for the PERFORMANCE of the Executive's services hereunder, the Company shall pay to the Executive a SALARY (the "Salary") of $220,000.00 per annum with increases, if any, as may be approved by the Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.


     (b) BONUS Plan. The Executive shall be eligible to receive an annual cash bonus ( "Bonus") which shall be determined by the Board of Directors.


     (c) BENEFITS. In addition to the Salary and Bonus, the Executive shall be entitled to participate in health, insurance, pension, and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company policy in effect from time to time.



     SECTION 4. EXCLUSIVITY. During the Employment Tem-4 the Executive shall devote Executive's full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Chairman in accordance with the terms of this Agreement, shall use Executive's best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may: (i) participate in the activities of professional trade organizations related to the business of the Company; (ii) engage in personal investing activities; and (iii) participate on one or more boards of directors of entities which are not directly competitive with the Company or its affiliates; and (iv) participate in community, charitable or similar activities and associations which are not competitive with the Company for other than pecuniary profit; provided that activities set forth in these clauses (i) through (iv), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.




     SECTION 5. REIMBURSEMENT FOR EXPENSES. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Company from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

     SECTION 6. TERMINATION AND DEFAULT.

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
           (a) DEATH. This Agreement shall automatically terminate upon the death of the Executive and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(f) below.

           (b) DISABILITY. If the Executive is unable to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability, this Agreement shall remain in full force and effect and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 180 days (whether or not consecutive) during any 12month period during the term of this Agreement, in which event this Agreement (other than Sections 6(f), 7, 8, 9, and 12 hereof), including, but not limited to, the Company's obligations to pay any Salary or to provide any privileges under this Agreement, shall terminate.


           (c) JUST CAUSE. The Company may terminate this Agreement (other than Sections 6(f), 7, 8, 9 and 12 hereof) at any time. If the Executive's employment is terminated pursuant to this Section 6(c), the Executive shall be entitled to receive the amounts specified in Section 6(f) below. In the event of termination pursuant to this Section 6(c) for Just Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Just Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Just Cause" shall mean: (i) any @l or intentional act of the Executive that has the effect of injuring the business prospects of the Company or its affiliates in any material respect; (ii) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Chairman or (B) is the result of the Executive's illness, disability or incapacity (in which event the provisions of Section 6(b) hereof shall control),
(iii) use of illegal drugs by the Executive or repeated drunkenness; (iv) conviction of the Executive for the commission of a felony involving moral turpitude; or (v) the commission by the Executive of a material act of fraud or embezzlement against the Company.

           (d) GOOD Reason. The Executive may terminate this Agreement (other than Sections 6(b), 7, 8, 9 and 12) for "Good Reason" if Executive resigns from Executive's employment hereunder following a Substantial Breach (as hereinafter defined) and such Substantial Breach shall not have been corrected by the Company within thirty (30) days of receipt by the Company of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation. The term "Substantial Breach" means: (i) the failure by the Company to pay to the Executive the Salary and Bonus, if any, in accordance with Sections 3(a) and 3(b) hereof, (H) the failure by the Company to allow the Executive to participate in the Company's employee benefit plans generally available from time to time to senior executives of the Company; or (iii) the


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failure of any successor to all or substantially all of the business and/or assets of the Company to assume this Agreement; provided, however, that the term "Substantial Breach" shall not include a termination of the Executives employment hereunder pursuant to Sections 6(b) or (c) hereof The date of termination of the Executive's employment under this Section 6(d) shall be the effective date of any resignation specified in writing by the Executive, which shall not be less than thirty (30) days after receipt by the Company of written notice of such resignation, provided that such resignation shall not be effective pursuant to this Section 6(d) and the Substantial Breach shall be deemed to have been cured if such Substantial Breach is corrected by the Company during such 30-day period.



     (e) RESIGNATION. The Executive shall have the right immediately to terminate this Agreement (other than Sections 6(f), 7, 8, 9 and 12) by giving notice of the Executive's resignation other than for Good Reason. Upon receipt of such notice, this Agreement, other than Sections 6(f), 7, 8, 9 and 12, shall terminate immediately.



     (f) PAYMENTS. In the event that the Executive's employment hereunder terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary, accrued vacation, and unreimbursed expenses. In the event the Executive's employment hereunder is terminated by the Company without Just Cause or by the Executive with Good Reason, in addition to the amounts specified in the foregoing sentence, (i) the Executive shall continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, for a period of twelve months following the date of such termination (the "Severance Term") and (H) the Executive shall continue to receive any health or other insurance benefits (including, but not limited to, self-insured dental, eye care or other benefits) provided to him as of the date of such termination in accordance with the Section 3(c) hereof during the Severance Term; provided, however, that Executive shall not be entitled to participate in any pension, profit sharing or 401-K plan benefits, or to accrue any vacation time or benefits, during the Severance Tenn. In the event the Executive accepts other employment or engages in his own business prior to the last date of the Severance Term, the Executive shall forthwith notify the Company and the Company shall be entitled to set off from amounts due the Executive under this Section 6(f) the amounts paid to the Executive in respect of such other employment or business activity. Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this
Section 6(f), be paid promptly upon any termination. Upon any termination of this Agreement, all of the rights, privileges and duties of the Executive hereunder shall cease, except for Executive's rights under this Section, 6(f) and Executive's obligations under Sections 7, 8, 9, and 12 hereunder.



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
           SECTION 7. SECRECY AND NON-COMPETITION.

           (a) NON COMPETING EMPLOYMENT. The Executive acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by Executive's current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the second anniversary (or, in the event of termination by the Company without Just Cause, or by the Executive with Good Reason, ending on the first anniversary) of the termination of the Executive's employment hereunder, (such period is hereinafter referred to as the "Restricted Period") with respect to any county or parish in the United States in which the Company or any of its subsidiaries or affiliates is actively providing services or otherwise doing business on the date of the termination of the Executive's employment hereunder, the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor (other than owning or holding not greater than a two percent (21/o) interest in a publicly held entity), or otherwise, in any business activities if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the Company or any of its subsidiaries or affiliates or by the Executive at any time during the Employment Term.


           (b) NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for Executive's own account or for the account of any other individual, partnership, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company, its affiliates or subsidiaries, or otherwise directly interfere with the relationship of the Company, its affiliates or subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company, its affiliates or subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries or affiliates. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of, this Section 7(b) unless the Executive's name is contained in such advertisements or solicitations.


           (c) COORDINATION WITH OTHER AGREEMENT. In addition to the foregoing provisions of this Section 7, Executive hereby ratifies and confirms all of the terms, provisions, and obligations set forth in that certain Proprietary Information and Inventions Agreement entered into by Executive and the Company dated August 23, 1995, all of the terms and provisions of which are hereby incorporated herein by this reference.



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
           SECTION 8. INJUNCTIVE Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that A breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of
Section 7 hereof, restraining the Executive from engaging activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof

           SECTION 9. EXTENSION OF RESTRICTED PERIOD. In addition to the remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof

           SECTION 10. SUCCESSORS AND ASSIGNS: NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's heirs and the personal representatives of the Executive's estate; provided, however that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.



           SECTION 11. WAIVER AND AMENDMENTS. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.



           SECTION 12. SEVERABILITY AND GOVERNING LAW. The Executive acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of

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
competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY SUCH STATE.



           SECTION 13. NOTICES.

(i) All communications under this Agreement sham be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:



(1) if to the Executive, at 26373 Parkside Drive, Hayward, CA 94542 or at such other address as the Executive may have furnished the Company in writing, or

(2) if to the Company, at 2041 South Grand Avenue, Santa Ana, California 92705, marked for the attention of Donald W. Judson, Chairman, or at such other address as it may have furnished in writing to the Executive.

     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     SECTION 14. SECTION HEADINGS. The headings Of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof

     SECTION 15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. Except as expressly provided herein, this Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.



     SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               PACIFIC COMMUNICATIONS, INC., a California
                               Corporation


                               By:
                               /s/ Donald W. Judson
                               ---------------------------------
                               Name: Donald W. Judson
                               Title: Chairman

                               /s/ David L. Schlotterbeck
                               ---------------------------------
                               Executive: David L. Schlotterbeck



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
                        AMENDMENT TO EMPLOYMENT AGREEMENT



     This Amendment to Employment Agreement (the "Amendment") is made and entered into as of the 5th day of January, 1996 by and among PACIFIC COMMUNICATIONS, INC., a California corporation (PCI), ACCUCORE, INC., a Delaware corporation ("ACCUCORE"), and David L. Schlotterbeck (the "Executive").

                                   WITNESSETH

     WHEREAS, on or about August 29, 1995, Employee entered into an employment agreement with Executive(the "Employment Agreement") pursuant to which the services of Executive have been retained by PCI;

     WHEREAS, PCI has been merged with and into ACCUCORE as of December 28, 1995, and ACCUCORE has assumed all of the liabilities and obligations of PCI as of the date of such merger;

     WHEREAS, in the event of such merger, ACCUCORE desires to retain the services of Executive, and Executive desires to be employed by ACCUCORE, on substantially the same terms and conditions as those set forth in the Employment Agreement.

     NOW, THEREFORE, on the basis of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual covenants and agreements set forth herein, and to be effective December 28, 1995, when PCI merged with and into ACCUCORE (the "Effective Date"), the parties hereby agree as follows:

1. AMENDMENT OF EMPLOVMENT AGREEMENT. On the Effective Date, the Employment Agreement is hereby amended to substitute ACCUCORE in the place and stead of PCI. Executive hereby accepts and agrees to such substitution.


2. ASSUMPTIONOF0BLIENTIONS. On the Effective Date, ACCUCORE will assume all of the liabilities and obligations of PCI pursuant to the Employment Agreement.

2. NO OTHER CHANGES. Except as expressly set forth herein, the Employment Agreement will remain in full force and effect as originally executed.


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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first day and year first above written

                          /s/ David L. Schlotterbeck
                          --------------------------
                          "Executive"


                          PACIFIC COMMUNICATIONS, INC.

                          By:       /s/ Donald W. Judson
                                    --------------------
                                    Its: Chairman


                          ACCUCORE, INC.

                          By:       /s/ Donald W. Judson
                                    --------------------
                                    Its: Chairman



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